UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Effective November 19, 2014, Louis Stokes resigned from the Board of Directors of Forest City Enterprises, Inc. (the "Company") (the “Board”). The resignation of Mr. Stokes was not due to any disagreement with the Company or concerns relating to the operations, policies, or practices of the Company.

(d)     Effective November 19, 2014, the Board elected Christine Detrick as an independent "Class B" Director to fill a vacancy on the Board of Directors created as a result of the resignation of Mr. Stokes. Ms. Detrick will stand for re-election at the Company’s 2015Annual Meeting of Shareholders. Ms. Detrick has been appointed to serve on the Corporate Governance and Nominating Committee. She will receive the standard compensation for nonemployee directors and be eligible to participate in the Deferred Compensation Plan for Nonemployee Directors described in the Company’s Proxy Statement dated April 16, 2014. Ms. Detrick was not selected as a director pursuant to any arrangement or understanding with any other person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	November 20, 2014	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer